Exhibit 10.2

AMENDMENT NO. 1 TO GUARANTEE AGREEMENT

AMENDMENT NO. 1 TO GUARANTEE AGREEMENT, dated as of May 5, 2023 (this “Amendment”), between INPOINT COMMERCIAL REAL ESTATE INCOME, INC., a Maryland corporation (the “Guarantor”), a Delaware limited liability company, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (the “Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, InPoint JPM Loan, LLC, a Delaware limited liability company (the “Seller”) and Buyer are parties to that certain Master Repurchase Agreement, dated as of May 6, 2019 (as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of April 14, 2021, as further amended by that certain Term SOFR Conforming Changes Amendment, dated as of December 31, 2021, as further amended by that certain Amendment No. 2 to Master Repurchase Agreement, dated as of May 5, 2023, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”).

WHEREAS, in connection with the Repurchase Agreement, Guarantor executed and delivered in favor of Buyer that certain Guarantee Agreement, dated as of May 6, 2019 (as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee Agreement”).

WHEREAS, Guarantor and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement shall be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer each agree as follows:

Section 1.
Amendments to Guarantee Agreement.
(a)
Section 1 of the Guarantee Agreement is hereby amended by adding the following definitions thereto in the correct alphabetical order:

“Inland Liquidity Line Letter” shall mean that certain liquidity line letter between Inland Real Estate Investment Corporation, as lender and Guarantor, as borrower, dated as of July 20, 2021, by which Inland Real Estate Investment Corporation agreed to make revolving credit loans to Guarantor in an amount not to exceed the Commitment (as defined therein).

“Investor” shall mean, singularly or collectively as context may require, (i) Inland Real Estate Investment Corporation pursuant to its obligations under the Inland

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Liquidity Line Letter and (ii) Sound Point Capital Management, LP pursuant to its obligations under the Sound Point Liquidity Line Letter.

“Qualified Capital Commitments” shall mean, as of such date of determination, the amount of any unpledged, unencumbered, unfunded, irrevocable capital commitments of the Investors of Guarantor that are available to be called as of right by Guarantor (or have been validly called on but have not yet been funded) without condition (other than customary notice requirements) but excluding any capital commitment of any Investor with respect to which any of the following events has occurred: (i) a failure of the applicable Investor to pay any portion of its capital commitment to Guarantor when such payment is due; (ii) Guarantor has determined in good faith that the related Investor may be unlikely to pay any portion of its capital commitment to Guarantor when such payment is due; (iii) the applicable Investor becoming the subject of any bankruptcy or other insolvency proceeding or the appointment of a receiver in respect thereof; (iv) the repudiation by the applicable Investor of all or any portion of its capital commitment to Guarantor; (v) the applicable Investor withdrawing, in whole or in part, as an Investor in Guarantor in accordance with the applicable partnership, limited liability company or other constitutive agreement; or (vi) the release or termination of the applicable Investor’s capital commitment to Guarantor by such Investor, Guarantor, its general partner or its managing member. For purposes of this definition, any pledge or encumbrance of an Investor’s capital commitments pursuant to a subscription finance facility shall only be deemed pledged and encumbered in an amount up to the current unpaid principal balance of such subscription finance facility such that the net amount of Investor capital commitments over and above the current unpaid principal balance of such subscription finance facility shall be included as Qualified Capital Commitments for purposes of this Guarantee.

“Sound Point Liquidity Line Letter” shall mean that certain liquidity line letter between Sound Point Capital Management, LP, as lender and Guarantor, as borrower, dated as of July 15, 2021, by which Sound Point Capital Management, LP agreed to make revolving credit loans to Guarantor in an amount not to exceed the Commitment (as defined therein).

(b)
Section 1 of the Guarantee Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

“Fixed Charges” shall mean, with respect to Guarantor and its Consolidated Subsidiaries and any fiscal quarter, determined without duplication on a consolidated basis, the sum of (a) all scheduled principal amortization payments, interest, fees and other debt service payable by such Person and its Consolidated Subsidiaries during such fiscal quarter, (b) all preferred dividends payable by such Person and its Consolidated Subsidiaries during such fiscal quarter (but, for the avoidance of doubt, not including (i) any dividends payable in respect of the 3,500,000 shares of 6.75% Series A Cumulative Redeemable Preferred Stock in InPoint Commercial Real Estate Income, Inc., issued pursuant to the Prospectus dated September 15, 2021, or (ii) any dividend distributions on common shares of

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such Person or its Consolidated Subsidiaries), (c) Capitalized Lease Obligations paid or accrued during such fiscal quarter, (d) capital expenditures (if any) incurred by such Person and its Consolidated Subsidiaries during such fiscal quarter, and (e) any amounts payable during such fiscal quarter under any ground lease.

“Liquidity” shall mean, with respect to Guarantor and any date, the sum of (a) the amount of Cash and Cash Equivalents (in each case, other than restricted cash) held by Guarantor, (b) the total unrestricted, immediately available borrowing capacity which may be drawn (not including required reserves, fees and discounts) upon by Guarantor without condition (except for customary notice conditions) (and to the extent not otherwise pledged to any other Person) under any unsecured term or revolving credit facilities of Guarantor (but only to the extent that no default or event of default exists thereunder) which are made available by financial institutions whose short term unsecured debt is rated at least “A-1” by S&P and “P-1” by Moody’s, and has an equivalent or higher rating by each other nationally recognized statistical rating organization that provides a short-term unsecured debt rating to such financial institution, and whose long term unsecured debt is rated at least “A+” by S&P and “A1” by Moody’s and has an equivalent or higher rating by each other nationally recognized statistical rating organization that provides a long-term unsecured debt rating to such financial institution and (c) Qualified Capital Commitments.

Section 2.
Conditions Precedent. This Amendment shall become effective on the first date on which this Amendment is executed and delivered by a duly authorized officer of Guarantor and Buyer, along with such other documents as Buyer or counsel to Buyer may reasonably request, each dated as of the amendment effective date (the “Amendment Effective Date”).
Section 3.
Representations and Warranties. On and as of the date first above written, Guarantor hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Guarantee Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties made by Guarantor in the Guarantee Agreement are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date).
Section 4.
Limited Effect. Except as expressly amended and modified by this Amendment, the Guarantee Agreement and each of the other Transaction Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, (a) all references in the Guarantee Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment, and (b) each reference to the “Guarantee Agreement” in any of the Transaction Documents shall be deemed to be a reference to the Guarantee Agreement, as amended hereby.

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Section 5.
Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
Section 6.
Costs and Expenses. Guarantor shall pay Buyer’s reasonable actual out of pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.
Section 7.
Consent to Jurisdiction; Waiver of Jury Trial.
(a)
Each party irrevocably and unconditionally (i) submits to the non‑exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.
(b)
To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Amendment or relating in any way to this Amendment or any Transaction under the Repurchase Agreement.
(c)
The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Guarantee Agreement (with respect to the Guarantor) or respect to the Repurchase Agreement (with respect to the Buyer). The parties hereby agree that a final judgment in any such action or

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proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 7 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against the Guarantor or its property in the courts of other jurisdictions.
(d)
EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.
Section 8.
GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
a national banking association organized under the laws of the United States

By: /s/ Thomas N. Cassino
Name: Thomas N. Cassino
Title: Managing Director

JPM-InPoint - Signature Page to Amendment to Guarantee Agreement

GUARANTOR:

InPoint Commercial Real Estate Income, Inc., a Maryland corporation

By: /s/ Jason Fruchtman
Name: Jason Fruchtman
Title: Authorized Signatory

JPM-InPoint - Signature Page to Amendment to Guarantee Agreement